UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2012

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Long Drive, Houston, TX		77087
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On April 13, 2012, American Electric Technologies, Inc. (the “Company”) signed a securities purchase agreement (the “Securities Purchase Agreement”) with JCH Crenshaw Holdings, LLC (the “Investor”), for the purchase (the “Preferred Stock Financing”) for $5,000,000 of Series A Convertible Preferred Stock (the “Series A Preferred Stock”), which are initially convertible into 1,000,000 shares of our common stock at a conversion price of $5.00 per share, and Common Stock Purchase Warrants (the “Warrants”) exercisable for 325,000 shares of common stock, 125,000 of such shares at an initial exercise price of $6.00 per share and 200,000 of such shares at an initial exercise price of $7.00 per share.

The closing of the Preferred Stock Financing is subject to an amendment to our revolving credit agreement and customary closing conditions. On or before the closing of the Preferred Stock Financing, we will file an Articles of Amendment to our Articles of Incorporation to designate 1,000,000 shares of our authorized preferred stock as Series A Convertible Preferred Stock and enter into a Registration Rights Agreement and Investors Rights Agreement with the Investor.

The securities to be sold are being offered and sold in a transaction exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. The Investor represented that it is an “accredited investor” as defined in Regulation D.

The description of the Preferred Stock Financing herein is not complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, the Articles of Amendment to Articles of Incorporation, the Warrants, the Registration Rights Agreement and the Investors Rights Agreement which are attached as exhibits to this Form 8-K and are incorporated herein by this reference.

Series A Preferred Stock Ranking

The Series A Preferred Stock ranks senior to the Company’s junior equity securities, including our common stock.

Dividends

The Series A Preferred Stock will accrue cumulative dividends at a rate of 6% per annum whether or not dividends have been declared by the Board of Directors and whether or not there are profits, surplus or other funds available for the payment of such dividends. Such dividends are in preference to all other classes of stock junior in rank to the Series A Preferred Stock, including our common stock. The Company may pay such dividends in shares of the Company’s common stock based on the then current market price of our common stock.

Conversion

Each share of Series A Preferred Stock is initially convertible, at the option of the holder, into one (1) share of common stock at a conversion price of $5.00 per share of common stock, so that the 1,000,000 shares sold to the Investor is initially convertible into an aggregate of 1,000,000 shares of common stock.

Adjustment of Conversion Price

The conversion price of the Series A Preferred Stock is subject to adjustment for specified events, including stock splits, reclassifications and exchanges, issuance of stock dividends, mergers and certain sales of assets and certain issuances of common stock or other securities convertible into or exercisable for common stock at prices that are or are deemed to be below the conversion price at the time of such issuance. A decrease in the conversion price due to our issuance of common stock in the future at prices below the then applicable conversion price will result in the holders of the Series A Preferred Stock receiving more than the 1,000,000 shares of our common stock into which their shares are convertible as of the original issuance of the Series A Preferred Stock.

Mandatory Conversion

The Company has the right to cause all of the outstanding Series A Preferred Stock to be converted into common stock at the then applicable conversion price if the closing price of our common stock has equaled or exceeded 150% of the conversion price then if effect for at least 90 consecutive stock market trading days. The Company must pay all accrued and unpaid dividends on the Series A Preferred Stock prior to exercising its right to cause the conversion of the Series A Preferred Stock.

Redemption Rights

At any time on or after April 13, 2017, the holders of a majority of the outstanding Series A Preferred Stock, may require the Company to redeem all of the then outstanding Series A Preferred Stock for an amount in cash equal to the lesser of (i) 100% of the aggregate Liquidation Preference of the Series A Preferred Stock then outstanding or (ii) the fair market value of the Series A Preferred Stock as determined in good faith by the Board of Directors. The holders of a majority of the outstanding Series A Preferred Stock may also require the Company to redeem all of the then outstanding Series A Preferred Stock at any time following a material default by the Company of any of the representations, warranties or covenants of the Company in the Securities Purchase Agreement.

Liquidation Preference

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Investors shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series A Preferred Stock to the Liquidation Value the Series A Preferred Stock plus any accrued and unpaid dividends thereon before any distribution or payment shall be made to the holders of any junior securities (including, without limitation, the common stock). Certain mergers or consolidations involving the Company or sales of all or substantially all of the capital stock or assets of the Company will be deemed to be a liquidation, dissolution or winding up of the Company unless the holders of a majority of the then outstanding Series A Preferred Stock elect not to treat such transactions as liquidation events.

Voting Rights and Right to Appoint a Director

The Series A Preferred Stock will vote on an as converted basis with the Company’s common stock, subject to certain limitations. The holders of a majority of the outstanding Series A Preferred Stock will have the right to appoint one individual to serve as a voting member of the Company’s Board of Directors (the “Preferred Director”). As of the closing of the Preferred Stock Financing, the Company’s Board of Directors will be increased from seven to eight and Casey Crenshaw will be appointed as the Preferred Director.

Limitations on Issuance and Voting

Because a future reduction in the conversion price of the Series A Preferred Stock and exercise price of the Warrants may result in the issuance of additional shares of common stock to the Investor, the Securities Purchase Agreement prohibits the issuance of 20% or more of our common stock or voting power outstanding as of the closing without stockholder approval. These provisions are required by rules of the NASDAQ Stock Market. The Company has agreed to seek the approval of its stockholders as soon as practicable.

Certain Approval Rights

So long as the shares of Series A Preferred Stock on an as converted to Common Stock basis represent 5% or more of the Corporation’s outstanding capital stock, the Company shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

(a) amend, alter, waive, repeal or modify any provision of its Articles of Incorporation or Bylaws of the Corporation so as to adversely affect or otherwise impair any of the rights, preferences, privileges, qualifications, limitations or restrictions of, or applicable to, the Series A Preferred Stock;

(b)authorize or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock;

(c) alter or change any rights, preferences or privileges of the Series A Preferred Stock; or

(d)increase or decrease (other than by conversion) the total number of authorized shares of Series A Preferred Stock.

Rights to Participate in Future Financings

At any time while the Series A Preferred Stock owned by the Investor represents on an as converted basis 5% or more of our common stock the Investor shall have a right to participate pro-rata with respect to the issuance by the Company of any future equity or equity-linked securities or debt which is convertible into or exercisable or exchangeable for equity or in which there is an equity component on the same terms and conditions as offered by the Company to the other purchasers of such securities. Such rights do not apply to any issuances made: (a) to employees, officers, directors, consultants and advisors of the Company pursuant to any incentive plan, stock purchase plan, agreement or other arrangement duly adopted by the Company and approved by the compensation committee of the Board; (b) upon exercise of the Warrants; (c) upon issuance or conversion of the Series A Preferred Stock; (c) in connection with a merger, acquisition, asset acquisition, lease, joint venture or similar acquisitive transaction approved by the Board; and (d) for services to financial institutions in connection with investment banking, commercial credit transactions, equipment financing or similar transactions approved by the Board.

Terms of the Warrants

The Warrants will be exercisable for eight years from the date of issuance for 125,000 shares of common stock at an exercise price of $6.00 per share and 200,000 shares at an exercise price of $7.00 per share. The exercise price of the Warrants is subject to adjustment for specified events, including stock splits, reclassifications and exchanges, issuance of stock dividends, mergers and certain sales of assets and certain issuances of common stock or other securities convertible into or exercisable for common stock at prices that are or are deemed to be below the exercise price at the time of such issuance. The holders of the Warrants have the option to exercise the warrants on a “net share” or cashless basis, in which warrant shares are forfeited in lieu of paying the cash exercise price, in which case the Company would receive no additional proceeds upon their exercise, but fewer shares would be issued.

Registration Rights

Pursuant to the Registration Rights Agreement we have agreed to register with the SEC for resale the common stock underlying the Series A Preferred Stock and the Warrants at the request of holders.

Item 8.01 Other Events.

On April 18, 2012 the Company issued a news release announcing the Securities Purchase Agreement with JCH Crenshaw Holdings, LLC. A copy of the news release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement between Registrant and JCH Crenshaw Holdings, LLC dated April 13, 2012.

10.2	Form of Articles of Amended to Registrant’s Articles of Incorporation which is Exhibit A to the Securities Purchase Agreement between Registrant and JCH Crenshaw Holdings, LLC dated April 13, 2012.

10.3	Form of Warrant to purchase 125,000 shares of Registrant’s common stock which is Exhibit B to the Securities Purchase Agreement between Registrant and JCH Crenshaw Holdings, LLC dated April 13, 2012.

10.4	Form of Warrant to purchase 200,000 shares of Registrant’s common stock which is Exhibit C to the Securities Purchase Agreement between Registrant and JCH Crenshaw Holdings, LLC dated April 13, 2012.

10.5	Form of Investors Rights Agreement which is Exhibit D to the Securities Purchase Agreement between Registrant and JCH Crenshaw Holdings, LLC dated April 13, 2012.

10.6	Form of Registration Rights Agreement which is Exhibit E to the Securities Purchase Agreement between Registrant and JCH Crenshaw Holdings, LLC dated April 13, 2012.

99.1	News release dated April 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: April 19, 2012	By:	/s/ Frances Powell Hawes
Frances Powell Hawes
Senior Vice President and CFO